UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017

SCANDIUM INTERNATIONAL MINING CORP.
(Exact name of registrant as specified in its charter)

000-54416
(Commission File Number)

British Columbia, Canada	98-1009717
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431
(Address of principal executive offices)(Zip Code)

(775) 355-9500
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Regulation FD Disclosure.

On May 5, 2017, the Company issued a press release entitled “SCY Receives Mining Lease Grant for Nyngan Scandium Project.” The Company announced that its subsidiary company, EMC Metals Australia, has been granted a mining lease (the “Mining Lease”) for the Nyngan Scandium Project in New South Wales, Australia. The Mining Lease was granted by the Minister for Resources of the State of New South Wales on May 3, 2017, and represents the final major approval required from the New South Wales government to begin construction on the Nyngan Scandium Project. The Mining Lease was offered for a period of 21 years, and is based on the development plans and intent submitted in the mining lease application.

The grant of the Mining Lease triggered an option for the Company’s minority partner, Scandium Investments LLC (“SIL”) to convert their 20% interest in EMC Metals Australia into common shares of the Company, which SIL may exercise in their sole discretion until mid-June 2017. If SIL does not exercise the option and elects to retain its 20% ownership interest in EMC Metals Australia, their free-carry period for development costs will end, and the partners will be required to fund development costs on a pro-rata basis to their ownership of EMC Metals Australia.

A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

The following Exhibit relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1	News release dated May 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scandium International Mining Corp.
Date May 5, 2017	(Registrant)

/s/ Edward Dickinson
Edward Dickinson, CFO